                                FIFTH RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                        FIRST NATIONWIDE HOLDINGS INC.

                        ------------------------------

                       Pursuant to Sections 242 and 245
                        of the General Corporation Law
                           of the State of Delaware
                        ------------------------------


         First Nationwide Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is First Nationwide Holdings Inc. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 30, 1994. The original Certificate of Incorporation of the Corporation was amended and restated pursuant to the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") which was filed with the Secretary of State of the State of Delaware on September 30, 1994. The Restated Certificate of Incorporation was amended and restated pursuant to the Second Restated Certificate of Incorporation of the Corporation (the "Second Restated Certificate of Incorporation") which was filed with the Secretary of State of the State of Delaware on June 29, 1995. The Second Amended and Restated Certificate of Incorporation was amended and restated pursuant to the Third Restated Certificate of Incorporation of the Corporation which was filed with the Secretary of State of the State of Delaware on January 31, 1996. The Third Restated Certificate of Incorporation was amended pursuant to a Certificate of Amendment to the Third Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 10, 1996 (as so amended, the "Third Restated Certificate of Incorporation"). The Third Restated Certificate of Incorporation was amended and restated pursuant to a Fourth Restated Certificate of Incorporation of the Corporation which was filed with the Secretary of State of the State of Delaware on April 17, 1996.

         2. This Fifth Restated Certificate of Incorporation, which both restates and amends the provisions of the Fourth Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL") and by the written consent of its stockholders entitled to vote thereon in accordance with Section 228 of the GCL and is as follows:

         FIRST: The name of the Corporation is First Nationwide Holdings Inc. (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, DE 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

         FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 25,000 shares consisting of 800 shares of Class A Common Stock, each having a par value of one dollar ($1.00) (the "Class A Common Stock"), 200 shares of Class B Common Stock, each having a par value of one dollar ($1.00) (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 24,000 shares of Preferred Stock, each having a par value of one dollar ($1.00) (the "Preferred Stock").

         1. General. The designation, relative rights, preferences and limitations of the shares of each class are as follows:

         (i) The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (A) may have such voting powers, full or limited, or may be without voting powers; (B) may be subject to redemption at such time or times and at such prices; (C) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (D) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (E) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (F) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (G) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (H) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to the authority vested in it by this Section (1)(i) of this Article FOURTH, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in Section 151(a) of the GCL. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

         (ii) Subject to the provisions of any applicable law or of the By-Laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock and subject to Section 2 of this Article FOURTH, the holders of shares of Common Stock shall be entitled to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to the exclusion of the holders of shares of Preferred Stock of any and all series, to share in all remaining assets of the Corporation available for distribution to its stockholders as provided in Section 5 of this Article FOURTH.

         2. Dividends on Common Stock

         (a) Dividend Rights. Dividends may be paid in cash or otherwise upon the Class A Common Stock and Class B Common Stock out of the assets of the Corporation in the relationship and upon the terms provided for below with respect to each such class:

              (i) Class A Common Stock. The holders of record of the Class A Common Stock shall be entitled to receive dividends (such dividends shall hereinafter be referred to as "Class A Dividends"), when and as declared by the Board of Directors out of funds legally available therefor, subject to the rights, if any, of the Preferred Stock and the rights of the Class B Common Stock described in Section (2)(a)(ii) of this Article FOURTH.

              (ii) Class B Common Stock. The holders of record of the Class B Common Stock shall be entitled to receive dividends (such dividends shall hereinafter be referred to as "Class B Dividends"), at the time of the declaration and payment, respectively, of Class A Dividends, out of funds legally available therefor, in the amounts per share paid on the Class A Common Stock.

              (b) Priority as to Dividends. No Class A Dividends may be declared and paid unless an equivalent per share Class B Dividend shall be contemporaneously declared and paid in accordance with Sections (2)(a)(i) and
(2)(a)(ii) above.

              (c) Restrictions on Purchase. The Corporation shall not purchase or otherwise acquire for value shares of Class A Common Stock or shares of Class B Common Stock unless a proportional number of shares of Class A Common Stock and shares of Class B Common Stock are simultaneously so purchased or otherwise acquired on substantially the same terms.

         3. No Redemption. The shares of Class A Common Stock and Class B Common Stock shall not be subject to redemption.

         4. Voting Rights. (i) The Class A Common Stock and the Class B Common Stock shall vote together as a single class on all matters which are to be put to a vote of shareholders. Each share of the Class A Common Stock shall entitle the holder thereof to one vote. Each share of the Class B Common Stock shall entitle the holder thereof to a vote equal to the product of one and a fraction, the numerator of which is 3 and the denominator of which is 4.

         (ii) Notwithstanding Section 4(i) above, without the affirmative vote or consent of the holders of 50% of the voting power of the outstanding
Class B

Common Stock, voting or consenting, as the case may be, separately as one class, the Corporation may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or entity unless each share of Class B Common Stock shall be converted into or exchanged for and shall become a share of such successor, transferee or resulting corporation or a parent corporation of such corporation, having in respect of such successor, transferee or resulting corporation or parent corporation substantially the same powers, preferences and special rights, and the qualifications, limitations or restrictions thereon, that the Class B Common Stock had immediately prior to such transaction. Notwithstanding the foregoing, the Corporation may consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or entity if such merger, consolidation or sale has been approved by the affirmative vote or consent of the holders of 50% of the voting power of the outstanding Class B Common Stock, voting or consenting, as the case may be, separately as one class.

         5. Liquidation Rights; Priority.

              (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to Section (1)(ii) of this Article FOURTH, the holders of the shares of the Class A Common Stock and the Class B Common Stock shall be entitled to receive the assets of the Corporation remaining for distribution pro rata.

              (b) Neither the merger nor consolidation of the Corporation into or with any other corporation or entity, nor the merger or consolidation of any other corporation or entity, into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning hereof.


         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

         (3) Election of directors need not be by written ballot unless the By-Laws so provide.

         (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Fifth Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fifth Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that the Corporation shall not amend, alter, change or repeal any provision of Article FOURTH hereof without the affirmative vote or consent of the holders of 50% of the voting power of the outstanding Class B Common Stock of the Corporation; and provided, further, that the Corporation shall not adopt, amend or change any Article so as to be inconsistent with Article FOURTH without complying with the foregoing provision.

         EIGHTH: The Corporation is to have perpetual existence.

         IN WITNESS WHEREOF, this Fifth Restated Certificate of Incorporation has been executed by and on behalf of First Nationwide Holdings Inc. by its Vice President this 27th day of September, 1996.

                                       FIRST NATIONWIDE HOLDINGS INC.


                                       By: /S/ Glenn P. Dickes
                                          -----------------------------------
                                          Name:  Glenn P. Dickes
                                          Title:  Vice President

                         CERTIFICATE OF DESIGNATIONS,

                            RIGHTS AND PREFERENCES

                                    OF THE

                     CUMULATIVE PERPETUAL PREFERRED STOCK

                                      OF

                        FIRST NATIONWIDE HOLDINGS INC.


                       ---------------------------------

                    Pursuant to Section 151 of the General

                   Corporation Law of the State of Delaware

                       ---------------------------------

         FIRST NATIONWIDE HOLDINGS INC. (the "Corporation), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, certifies as follows:

         FIRST: The Fifth Restated Certificate of Incorporation of the Corporation authorizes the issuance of 24,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and further authorizes the Board of Directors of the Corporation, by resolution or resolutions, to provide for the issuance of the Preferred Stock in series and, among other things, to establish the number of shares to be included in each such series and to fix the voting power and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each such series.

         SECOND: The Board of Directors of the Corporation, acting by unanimous written consent dated as of January 3, 1997, did duly adopt the following resolution authorizing the creation and issuance of a series of said Preferred Stock to be known as Cumulative Perpetual Preferred Stock:

         RESOLVED, that pursuant to authority vested by the provisions of the Fifth Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates and authorizes the issuance of a series of the Corporation's Preferred Stock, par value $1.00 per share, and hereby fixes the number, designation, preferences, rights and limitations thereof, in addition to those set forth in said Fifth Restated Certificate of Incorporation, as follows:

1.  Designation and Rank.

    The series (this "Series") of shares of Preferred Stock shall be designated as "Cumulative Perpetual Preferred Stock" (the "Cumulative Preferred Stock"). The authorized number of shares of Cumulative Preferred Stock shall be 1,000 and each such share shall have a stated liquidation value of $100,000 per share, plus an amount per share equal to all accumulated arrears and accruals of unpaid dividends (whether or not declared) (the "Liquidation Value").

    The Cumulative Preferred Stock shall rank prior to common stock of all classes (collectively, the "Common

Stock") of the Corporation and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities of the Corporation are collectively referred to herein as the "Junior Stock"), other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with (the "Parity Stock") the Cumulative Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Corporation. The Cumulative Preferred Stock shall be junior to the creditors of the Corporation. The Cumulative Preferred Stock shall permit the Parity Stock and Junior Stock to the extent not expressly prohibited by the Fifth Restated Certificate of Incorporation of the Corporation. Each of the two series of shares of Preferred Stock designated as "Series A Cumulative Perpetual Preferred Stock" and "Series B Cumulative Perpetual Preferred Stock" shall be Parity Stock.

2.  Dividends.

    (a) Payment of Cumulative Dividends. Holders of shares of Cumulative Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends at an annual rate of 7.288432193% of the $100,000 stated liquidation value per share ($7,288.432193 per share per annum). Such dividends shall be cumulative, accrue from September 19, 1996, and shall be payable, if declared, quarterly on January 1, April 1, July 1 and October 1 in each year, or, if such day is not a Business Day, on the next Business Day (each such date, a "Dividend Payment Date"), commencing on April 1, 1997. "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are not required to be open in the State of New York. Each such dividend shall be payable to holders of record of the Cumulative Preferred Stock as they appear on the stock books of the Corporation at the close of business on such record dates, not more than forty-five (45) calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each such date, a "Record Date"). Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such record date, not more than forty-five (45) calendar days preceding the payment date thereof, as determined by the Board of Directors.

    The amount of dividends payable on each share outstanding on a Record Date of the Cumulative Preferred Stock for each full quarterly dividend period (each, a "Dividend Period") shall be $1,822.108048. The amount of dividends payable for any Dividend Period which, as to a share of Cumulative Preferred Stock (determined by reference to the issuance date and the redemption or retirement date thereof), is other than a full three (3) months shall be computed on the basis of the actual number of days elapsed in the period using a 360-day year.

    Holders of the Cumulative Preferred Stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any accrued dividends on the Cumulative Preferred Stock which may be undeclared and unpaid.

    (b) Priority as to Dividends. No full dividends shall be declared or paid or set apart for payment on any Parity Stock (other than dividends in Parity Stock or Junior Stock) for any Dividend Period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment on the next scheduled Dividend Payment Date) on the Cumulative Preferred Stock through the immediately preceding Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Cumulative Preferred Stock and any Parity Stock, dividends declared on the Cumulative Preferred Stock and Parity Stock shall only be declared pro rata based upon the respective amounts that would have been paid on the Cumulative Preferred Stock and such Parity Stock had dividends been declared in full.

    In addition to the foregoing restriction, the Corporation shall not declare, pay or set apart funds for any dividends or other distributions (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Stock of the Corporation or repurchase, redeem or otherwise acquire or set apart funds for repurchase, redemption or other acquisition of, any Common Stock or other Junior Stock through a sinking fund or otherwise, unless and until full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment on the next scheduled Dividend Payment Date) on the Cumulative Preferred Stock through the immediately preceding Dividend Period.

    (c) Any reference to "dividends" or "distributions" in this Section 2 shall not be deemed to include any distribution made in connection with any voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

3.  Redemption.

    (a) Optional Redemption. The shares of Cumulative Preferred Stock may be redeemed, in whole or in part, at the election of the Corporation by resolution of its Board of Directors, at any time or from time to time after the shares of Cumulative Preferred Stock are issued at the redemption price per share equal to the Liquidation Value, including all arrears and accruals of unpaid dividends to the date fixed for redemption, on such notice to each holder of record of the Cumulative Preferred Stock to be redeemed as may be specified by the resolution of the Board of Directors authorizing the redemption.

    In the event that at any time less than all of the Cumulative Preferred Stock outstanding is to be redeemed, the shares to be redeemed will be selected pro rata or by lot.

    (b) No Reissuance. Shares of Cumulative Preferred Stock redeemed, purchased or otherwise acquired for value by the Corporation shall be retired and restored to the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and shall not be reissued as shares of Cumulative Preferred Stock.

4.  Liquidation Value.

    (a) Liquidating Distributions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Cumulative Preferred Stock shall be entitled to receive for each share thereof, out of the assets of the

Corporation legally available for distribution to shareholders under applicable law, or the proceeds thereof, before any payment or distribution of the assets shall be made to holders of shares of Common Stock or any other Junior Stock (subject to the rights of the Corporation's general creditors), liquidating distributions in the amount of the Liquidation Value, without interest.

    If the amounts available for distribution in respect of shares of Cumulative Preferred Stock and any outstanding Parity Stock are not sufficient to satisfy the full liquidation rights of all of the outstanding shares of Cumulative Preferred Stock and such Parity Stock, then the holders of such outstanding shares shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any liquidating distribution of assets by the Corporation. All distributions made in respect of Cumulative Preferred Stock in connection with such a liquidation, dissolution or winding up of the Corporation shall be made pro rata to the holders entitled thereto.

    (b) Consolidation, Merger or Certain Other Actions. Neither the consolidation, merger or other business combination of the Corporation with or into any other person, nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

5.  Voting Rights.

    Except as otherwise provided by law or this Certificate of Designations, holders of shares of Cumulative Preferred Stock shall not be entitled to vote on any matters submitted for a vote of the holders of the Corporation's Common Stock or any other class of capital stock.

6.  Fractional Shares.

    The Cumulative Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Cumulative Preferred Stock.

7.  Action by Committee of Board of Directors.

    To the extent permitted by the rules and regulations of the General Corporation Law of the State of Delaware or any other applicable law, any action specified herein as being authorized or required to be taken by the Board of Directors may be taken by a duly authorized committee thereof.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf this 3rd day of January, 1997 by a duly authorized officer of the Corporation.

                                       FIRST NATIONWIDE HOLDINGS INC.


                                       By: /s/ Glenn P. Dickes
                                          --------------------------------
                                          Name:  Glenn P. Dickes
                                          Title: Vice President

                        FIRST NATIONWIDE HOLDINGS INC.

                     AMENDED CERTIFICATE OF DESIGNATION OF
                   THE CUMULATIVE PERPETUAL PREFERRED STOCK,
                   SERIES A AND B, SETTING FORTH THE POWERS,
               PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
            AND RESTRICTIONS OF SUCH TWO SERIES OF PREFERRED STOCK

        Pursuant to Sections 151 and 242 of the General Corporation Law

                           of the State of Delaware

         First Nationwide Holdings Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: The name of the Corporation is First Nationwide Holdings Inc. The date of filing of the Corporation's original Certificate of Designation of the Cumulative Perpetual Preferred Stock, Series A and B (the "Original Certificate of Designation"), with the Secretary of State of the State of Delaware was September 27, 1996.

         SECOND: The Fifth Restated Certificate of Incorporation of the Corporation (the "Fifth Restated Certificate of Incorporation") authorizes the issuance of 24,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and further authorizes the Board of Directors of the Corporation (the "Board of Directors"), by resolution or resolutions, to provide for the issuance of the Preferred Stock in series and, among other things, to establish the number of shares to be included in each such series and to fix the voting power and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each such series.

         THIRD: Pursuant to the provisions of Section 141(c)(2) of the General Corporation Law of the State of Delaware (the "GCL"), the Board of Directors, acting by unanimous written consent dated as of September 11, 1996, established a Pricing Committee thereof and conferred upon such Pricing Committee the same power and authority conferred upon the Board of Directors by the Fifth Restated Certificate of Incorporation to provide, by resolution, for the issuance of the Preferred Stock.

         FOURTH: The Pricing Committee of the Board of Directors, acting by unanimous written consent dated as of September 27, 1996, did duly adopt the following resolution authorizing the creation and issuance of two series of Preferred Stock to be known as Series A Cumulative Perpetual Preferred Stock and Series B Cumulative Perpetual Preferred Stock:

         RESOLVED, that the Pricing Committee of the Board of Directors, pursuant to authority vested in it by the Board of Directors and the provisions of the Fifth Restated Certificate of Incorporation of the Corporation, hereby creates and authorizes the issuance of two series of the Corporation's Preferred Stock, par value $1.00 per share, and hereby fixes the number, designation, preferences, rights and limitations thereof, in addition to those set forth in said Fifth Restated Certificate of Incorporation, as set forth in the Original Certificate of Designation.

         FIFTH: This Amended Certificate of Designation of the Cumulative Perpetual Preferred Stock, Series A and B, which amends the provisions of the Original Certificate of Designation, was duly adopted in accordance with the provisions of Sections 151 and 242 of the GCL and by the written consent of its stockholders entitled to vote thereon in accordance with Section 228 of the GCL and is as follows:

                                   ARTICLE I

                     Cumulative Perpetual Preferred Stock

         1.   Designation and Rank.

              (a) There shall be hereby established two series of Preferred Stock designated as (x) "Series A Cumulative Perpetual Preferred Stock" (the "Series A Preferred Stock"), to consist of 10,000 shares, par value $1.00 per share, and (y) "Series B Cumulative Perpetual Preferred Stock" (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Cumulative Preferred Stock"), to consist of 2,000 shares, par value $1.00 per share. Each share of Cumulative Preferred Stock shall have a stated liquidation value of $15,000 per share, plus an amount per share equal to all accumulated arrears and accruals of unpaid dividends (whether or not declared) (the "Liquidation Value").

              (b) The Cumulative Preferred Stock shall rank pari passu with a series of Preferred Stock that shall be issued by the Corporation in connection with the consummation of the merger of First Nationwide Escrow Corp., a Delaware corporation, with and into the Corporation (such Preferred Stock being hereinafter referred to as the "Parity Stock") as to dividend rights and rights upon liquidation, winding up or dissolution. The Cumulative Preferred Stock shall rank prior to common stock of all classes of the Corporation (collectively, the "Common Stock") and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than the Parity Stock (the Common Stock and such other classes and series of equity securities of the Corporation are collectively referred to herein as the "Junior Stock") as to dividend rights and rights upon liquidation, winding up or dissolution of the Corporation. The Cumulative Preferred Stock shall be junior to the creditors of the Corporation. The Cumulative Preferred Stock shall permit the creation of Parity Stock and Junior Stock to the extent not expressly prohibited by the Fifth Restated Certificate of Incorporation. Notwithstanding that a lesser or no vote may be required by law or the Fifth Restated Certificate of Incorporation, and in addition to any vote required by law or the Fifth Restated Certificate of Incorporation, for so long as any shares of the Cumulative Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, without the affirmative vote, or written consent pursuant to Section 228 of the GCL (or any successor provision), of the holder of two thirds of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock, voting together as a class, separately from any other class, authorize or issue any class or series of equity securities of the Corporation expressly designated as ranking senior to the Cumulative Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Corporation.

              (c) Except as otherwise set forth in Sections 2 and 5, the Series A Preferred Stock and the Series B Preferred Stock shall in all respects have the same powers, preferences, rights, qualifications, limitations and restrictions (including voting powers, preferences, relative, participating, optional and other special rights, dividend rights and rights on liquidation, dissolution or winding up) and shall rank pari passu with each other.

              (d) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article II below.

         2.   Dividends.

              (a) Holders of shares of Series A Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, at the rate per share determined as follows. The amount of cash dividends payable in respect of each share of Series A Preferred Stock shall be computed assuming
(x) a stated liquidation value per share of $15,000 and (y) an annual rate equal to the Cost of Funds Rate from time to time in effect, computed on the basis of the actual number of days elapsed in a 360-day year.

              (b) In addition to the cash dividends payable on shares of Series A Preferred Stock pursuant to Section 2(a) above, holders of shares of Series A Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at an annual rate of 2% of the $15,000 stated liquidation value per share, computed on the basis of the actual number of days elapsed in a 360-day year. Dividends payable pursuant to this Section 2(b) shall be payable, (x) if in respect of any Dividend Period ending on or prior to the Relevant Date in cash or, at the sole discretion of the Corporation, through the issuance of fully paid and non-assessable shares of Series B Preferred Stock at the rate of one fifteen thousandth (1/15,000th) of a share for each $1.00 of such dividend payable (rounded down to the nearest one-thousandth of a share) and (y) if in respect of any Dividend Period thereafter, solely in cash. Fractional shares of Series B Preferred Stock may be issued as a dividend on the Series A Preferred Stock; provided, that dividends of less than one-thousandth of a share shall not be paid and shall not accrue. Each issuance of shares (or any fractional part thereof) of Series B Preferred Stock as a dividend as provided in this Section 2(b) shall constitute the full payment of such dividend.

              (c) Holders of shares of Series B Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at the rate per share determined as follows. The amount of dividends payable in respect of each share of Series B Preferred Stock shall be computed assuming (x) a stated liquidation value per share of $15,000 and (y) an annual rate equal to the Cost of Funds Rate plus 2%, computed on the basis of the actual number of days elapsed in a 360-day year. Dividends payable pursuant to this Section 2(c) shall be payable, (x) if in respect of any Dividend Period ending on or prior to the Relevant Date, through the issuance of additional fully paid and non-assessable shares of Series B Preferred Stock at the rate of one fifteen thousandth (1/15,000th) of a share for each $1.00 of such dividend payable (rounded down to the nearest one-thousandth of a share) and (y) if in respect of any Dividend Period thereafter, solely in cash. Fractional shares of Series B Preferred Stock may be issued as a dividend on the Series B Preferred Stock; provided, that dividends of less than one-thousandth of a share shall not be paid and shall not accrue. Each issuance of shares of Series B Preferred Stock as a dividend as provided in this
Section 2(c) shall constitute the full payment of such dividend.

              (d) All dividends payable on the Cumulative Preferred Stock shall be cumulative, calculated from, in the case of the Series A Preferred Stock, the date of original issuance of the Series A Preferred Stock (the "Original Issue Date"), and, in the case of the Series B Preferred Stock, the date of issuance of such Series B Preferred Stock, and payable, if declared, quarterly on January 1, April 1, July 1 and October 1 in each year, or, if such day is not a Business Day, on the next Business Day (each such date, a "Dividend Payment Date"). The first such Dividend Payment Date shall be January 1, 1997. Each such dividend shall be payable to holders of record of the Cumulative Preferred Stock as they appear on the stock books of the Corporation at the close of business on such record dates, not more than forty-five (45) calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each such date, a "Record Date"). In addition to the foregoing, accrued and unpaid dividends may be declared and paid at any time, without reference to any scheduled Dividend Payment Date, to holders of record on such record date, not more than forty-five (45) calendar days preceding the payment date thereof, as determined by the Board of Directors, in which case such dividends shall be calculated from the immediately preceding scheduled Dividend Payment Date or any other dividend payment date, as the case may be, on which dividends were paid to (but excluding) the date of payment therefor.

              (e) All dividends paid with respect to (x) shares of Series A Preferred Stock pursuant to Sections 2(a) and 2(b) above and (y) shares of Series B

Preferred Stock pursuant to Section 2(c) above shall be paid pro rata and in like manner to all of the holders entitled thereto.

              (f) Nothing contained herein shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Cumulative Preferred Stock at any time.

              (g) Holders of the Cumulative Preferred Stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any accrued dividends on the Cumulative Preferred Stock which may be undeclared and unpaid.

         3.   Priority as to Dividends.

              (a) For so long as any shares of Cumulative Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any Parity Stock (other than dividends in Parity Stock or Junior Stock) for any Dividend Period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment on the next scheduled Dividend Payment Date) on the Cumulative Preferred Stock through the immediately preceding Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Cumulative Preferred Stock and any Parity Stock, dividends declared on the Cumulative Preferred Stock and Parity Stock shall only be declared pro rata based upon the respective amounts that would have been paid on the Cumulative Preferred Stock and such Parity Stock had dividends been declared in full.

              (b) In addition to the foregoing restriction, for so long as any shares of the Cumulative Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart funds for any dividends or other distributions (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Stock of the Corporation unless and until full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment on the next scheduled Dividend Payment Date) on the Cumulative Preferred Stock through the immediately preceding Dividend Period.

              (c) Notwithstanding that a lesser or no vote may be required by law or the Fifth Restated Certificate of Incorporation, and in addition to any vote required by law or the Fifth Restated Certificate of Incorporation, the Corporation shall not, directly or indirectly, without the affirmative vote, or the written consent pursuant to Section 228 of the GCL (or any successor provision), of the holders of two-thirds of the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, voting together as a class, separately from any other class, repurchase, redeem or otherwise acquire or set apart funds for the repurchase, redemption or other acquisition of, any shares of Junior Stock or options, warrants or other rights to acquire Junior Stock. Notwithstanding the foregoing, the Corporation shall be entitled at any time and from time to time to redeem in full all or any portion of the outstanding shares of the Parity Stock.

              (d) Any reference to "dividends" or "distributions" in Section 2 or this Section 3 shall not be deemed to include any distribution made in connection with any voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

         4.   Liquidation.

              (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Cumulative Preferred Stock shall be entitled to receive for each share thereof, out of the assets of the Corporation legally available for distribution to shareholders under applicable law, or the proceeds thereof, before any payment or distribution of the assets shall be made to holders of shares of Common Stock or any other Junior Stock (subject to the rights of the Corporation's general creditors), liquidating distributions in the amount of the Liquidation Value, without interest. All accumulated arrears and accruals of unpaid dividends (whether or not declared) paid by the Corporation pursuant to this Section 4(a) shall be paid by the Corporation in cash.

              (b) If the amounts available for distribution in respect of shares of the Cumulative Preferred Stock and any outstanding Parity Stock are not sufficient to satisfy the full liquidation rights of all of the outstanding shares of the Cumulative Preferred Stock and such Parity Stock, then the holders of such outstanding shares shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Cumulative Preferred Stock will not be entitled to any further participation in any liquidating distribution of assets by the Corporation. All distributions made in respect of the Cumulative Preferred Stock in connection with such a liquidation, dissolution or winding up of the Corporation shall be made pro rata to the holders entitled thereto.

              (c) Neither the consolidation, merger or other business combination of the Corporation with or into any other person, nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

         5.   Optional Redemption.

              (a) The Corporation may redeem, at its option, (x) at any time, so long as DROF Holdings or the Pledgee is the sole holder of the Series A Preferred Stock, or (y) at any time after the fifth anniversary of the Original Issue Date, if DROF Holdings or the Pledgee is not the sole holder of the Series A Preferred Stock, in the manner provided in Section 5(e), from any source of funds legally available therefor, any or all of the shares of the Series A Preferred Stock, at a redemption price (the "Series A Redemption Price") equal to the Liquidation Value, including an amount equal to all arrears and accruals of unpaid dividends, payable in accordance with the following sentence, to the date fixed by the Corporation for redemption thereof (the "Series A Redemption Date"). With respect to any shares of Series A Preferred Stock being redeemed on any Series A Redemption Date occurring on or before the Relevant Date, (x) the portion of the Series A Redemption Price equal to any accrued and unpaid dividends payable thereon pursuant to Section 2(a) shall be paid by the Corporation in cash and (y) the portion of the Series A Redemption Price equal to any accrued and unpaid dividends payable thereon pursuant to Section 2(b) shall be paid by the Corporation in shares of Series B Preferred Stock. With respect to any shares of Series A Preferred Stock being redeemed on any Series A Redemption Date occurring on or after the Relevant Date, the portion of the Series A Redemption Price equal to any accrued and unpaid dividends payable thereon pursuant to Sections 2(a) and 2(b) shall be paid by the Corporation in cash.

              (b) On each Series A Redemption Date, immediately following the redemption of the Series A Preferred Stock on such Series A Redemption Date, a number of shares of Series B Preferred Stock equal to the Contributed Amount shall be deemed contributed to the capital of the Corporation, without further action by the Corporation or any holder of the Cumulative Preferred Stock or any payment therefor, and such shares of Series B Preferred Stock shall be retired and cancelled. Shares of Series B Preferred Stock deemed contributed to the capital of the Corporation pursuant to this Section 5(b) shall be deemed so contributed pro rata among all holders of Series B Preferred Stock.

              (c) If the Full Redemption Date occurs or the Payment Obligations have been Fully Satisfied, in either case, on or before the Relevant Date, all outstanding shares of Series B Preferred Stock shall be deemed contributed to the capital of the Corporation, without further action by the Corporation or any holder of the Cumulative Preferred Stock or any payment therefor, and such shares of Series B Preferred Stock shall be retired and canceled.

              (d) The Corporation may redeem, at its option, (x) at any time, so long as DROF Holdings or the Pledgee is the sole holder of the Series B

Preferred Stock, or (y) at any time after the fifth anniversary of the Original Issue Date, if DROF Holdings or the Pledgee is not the sole holder of the Series B Preferred Stock, in the manner provided in Section 5(f), from any source of funds legally available therefor, any or all of the shares of the Series B Preferred Stock, at a redemption price (the "Series B Redemption Price") equal to the Liquidation Value, including an amount equal to all arrears and accruals of unpaid dividends, payable in cash, to the date fixed by the Corporation for redemption thereof (the "Series B Redemption Date").

              (e) At least (x) three Business Days before a Series A Redemption Date, if DROF Holdings or the Pledgee is the sole holder of the Series A Preferred Stock, and (y) thirty (30) Business Days before a Series A Redemption Date, if DROF Holdings or the Pledgee is not the sole holder of the Series A Preferred Stock, and, in each case, not more than sixty (60) days before a Series A Redemption Date, the Corporation shall deliver (by first class mail, postage prepaid, or telecopy) a notice of redemption (the "Series A Redemption Notice") to the holders of record of shares so to be redeemed at each such holder's address as it appears on the stock register of the Corporation (with a copy to the Pledgee and to each holder of Series B Preferred Stock whose shares are being deemed contributed to capital at such holder's address as it appears on the stock register of the Corporation); provided, that no failure to give such notice nor any defect therein shall affect the validity of the procedures for the redemption of any shares of the Series A Preferred Stock to be redeemed or the shares of the Series B Preferred Stock to be deemed contributed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. Each Series A Redemption Notice shall state:

                  (i) that the Corporation is exercising its option to redeem the Series A Preferred Stock;

                  (ii)  the Series A Redemption Price;

                  (iii) whether all or less than all of the then outstanding shares of the Series A Preferred Stock are to be redeemed and the total number of shares of the Series A Preferred Stock being redeemed;

                  (iv) the number of shares of Series A Preferred Stock held by such holder that the Corporation intends to redeem;

                  (v)   the Series A Redemption Date;

                  (vi) the number of shares of Series B Preferred Stock held by such holder that will be deemed contributed to the capital of the Corporation pursuant to Section 5(b) or 5(c) on such Series A Redemption Date; and

                  (vii) the place or places where certificates representing the shares of Series A Preferred Stock to be redeemed are to be surrendered for payment of the Series A Redemption Price and where certificates representing the shares of Series B Preferred Stock to be deemed contributed to the capital of the Corporation are to be surrendered for cancellation.

              (f) At least (x) three Business Days before a Series B Redemption Date, if DROF Holdings or the Pledgee is the sole holder of the Series B Preferred Stock, and (y) thirty (30) Business Days before a Series B Redemption Date, if DROF Holdings or the Pledgee is not the sole holder of the Series B

Preferred Stock, and, in each case, not more than sixty (60) days before a Series B Redemption Date, the Corporation shall deliver (by first class mail, postage prepaid, or telecopy) a notice of redemption (the "Series B Redemption Notice") to the holders of record of shares so to be redeemed at each such holder's address as it appears on the stock register of the Corporation (with a copy to the Pledgee); provided, that no failure to give such notice nor any defect therein shall affect the validity of the procedures for the redemption of any shares of the Series B Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective.
Each Series B Redemption Notice shall state:

                  (i) that the Corporation is exercising its option to redeem the Series B Preferred Stock;

                  (ii)  the Series B Redemption Price;

                  (iii) whether all or less than all of the then outstanding shares of the Series B Preferred Stock are to be redeemed and the total number of shares of the Series B Preferred Stock being redeemed;

                  (iv) the number of shares of Series B Preferred Stock held by such holder that the Corporation intends to redeem;

                  (v)   the Series B Redemption Date; and

                  (vi) the place or places where certificates representing the shares of Series B Preferred Stock to be redeemed are to be surrendered for payment of the Series B Redemption Price.

              (g) If the Payment Obligations shall be Fully Satisfied on or before the Relevant Date, the Corporation shall deliver (by first class mail, postage prepaid, or telecopy) notice thereof (the "Payment Notice") to all of the holders of record of shares of the Series B Preferred Stock at each such holder's address as it appears on the stock register of the Corporation, which Payment Notice shall state (i) that the Payment Obligations have been Fully Satisfied and (ii) the date when, and the place or places where, certificates representing the shares of Series B Preferred Stock to be deemed contributed to the capital of the Corporation in accordance with Section 5(c) are to be surrendered for cancellation and retirement.

              (h) In the event of a redemption pursuant to Section 5(a) or 5(d) of less than all of the outstanding shares of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, the shares to be redeemed will be selected pro rata or by lot.

              (i) Each holder of shares of the Cumulative Preferred Stock called for redemption shall surrender the certificate or certificates representing such shares of Cumulative Preferred Stock to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice delivered with respect thereto. On each Redemption Date, the full Redemption Price for the shares called for redemption shall be payable in cash (or, to the extent provided in Sections 5(a) and 5(d) above, in shares of Series B Preferred Stock) to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued by the Corporation, at its expense, representing the unredeemed shares. If any certificate or certificates representing shares of the Cumulative Preferred Stock held by DROF Holdings or the Pledgee called for redemption pursuant to this Section 5 are not surrendered by the holder thereof to the Corporation as required by this Section 5(i), then, so long as the full Redemption Price for such shares has been paid to the holder thereof, such certificate or certificates shall be deemed to have been surrendered and such shares shall, as of the Redemption Date therefor, be cancelled and retired on the books of the Corporation.

              (j) Each holder of shares of the Series B Preferred Stock deemed contributed to the capital of the Corporation pursuant to Section 5(b) or
Section 5(c) shall surrender the certificate or certificates representing such shares of Series B Preferred Stock to the Corporation in the manner and at the place designated in each Series A Redemption Notice or Payment Notice, as applicable. On the Series A Redemption Date specified in such Series A Redemption Notice, or on the date specified in the Payment Notice, as applicable, each surrendered certificate representing such shares of Series B Preferred Stock shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are deemed contributed to the capital of the Corporation pursuant to Section 5(b), a new certificate shall be issued by the Corporation, at its expense, representing the shares that are not deemed contributed to the capital of the Corporation. If any certificate or certificates representing shares of the Series B Preferred Stock held by DROF Holdings or the Pledgee deemed contributed to the capital of the Corporation pursuant to Section 5(b) or 5(c) are not surrendered by the holder thereof to the Corporation as required by this Section 5(j), then, so long as either (x) the full Series A Redemption Price is paid to the holder (or holders) of the Series A Preferred Stock on or prior to the Series A Redemption Date on which the Series B Preferred Stock is being deemed contributed to the capital of the Corporation or (y) the Payment Obligations have been Fully Satisfied, such certificate or certificates shall be deemed to have been surrendered and such shares shall, as of the Series A Redemption Date or the date set forth in the Payment Notice, as applicable, be cancelled and retired on the books of the Corporation.

              (k) Unless the Corporation defaults in the payment of the Redemption Price, dividends on the shares of the Cumulative Preferred Stock called for redemption and on shares of the Series B Preferred Stock deemed contributed to the capital of the Corporation pursuant to this Section 5 in connection with any redemption of Series A Preferred Stock or as a result of the Payment Obligations being Fully Satisfied, as the case may be, shall cease to accrue on the Redemption Date, or on the date specified in the Payment Notice, as applicable, and the holders of such redeemed shares and contributed shares shall cease to have any further rights as stockholders of the Corporation on the Redemption Date, or on the date specified in the Payment Notice, as applicable, other than, in the case of any such shares called for redemption, the right to receive the Redemption Price therefor. If there is any such default in payment, then such dividends shall continue to accrue and the holders of such shares shall continue to have all rights as stockholders of the Corporation (in each case as though no such redemption or attempted redemption or contribution had been made).

         6.   Voting Rights.

              (a) The holders of record of shares of the Cumulative Preferred Stock shall not be entitled to any voting rights except (x) as expressly set forth in this Certificate of Designation and (y) as required by the GCL. In any vote by the holders of the Cumulative Preferred Stock acting as a class, every holder of Cumulative Preferred Stock shall be entitled to one vote for each full share, and a fraction of a vote equal to the fraction of a share for each fractional share, of the Cumulative Preferred Stock held by such holder.

              (b) (i) If (x) at any time or times dividends payable on the Series A Preferred Stock and the Series B Preferred Stock shall be in arrears and shall not be paid in full for four Dividend Periods, whether or not consecutive, or (y) a Bankruptcy Event shall have occurred and be continuing, then the number of directors constituting the Board of Directors, without further action, shall be increased by two and the holders of the Series A Preferred Stock and the Series B Preferred Stock shall have the exclusive right, voting together as a class, separately from any other class, at any annual meeting of stockholders, or special meeting called as hereinafter provided, or by action taken by written consent pursuant to Section 228 of the GCL (or any successor provision) to elect two directors of the Corporation. Such voting rights shall terminate (A) when all arrears in dividends on shares of the Series A Preferred Stock and the Series B Preferred Stock, then outstanding shall have been paid and dividends thereon for the then current Dividend Period shall have been paid or declared and set apart for payment on the next scheduled Dividend Payment Date or (B) in the case of a Bankruptcy Event, when such Bankruptcy Event shall no longer be continuing; subject, however, to revesting of such voting rights in the event of each and every subsequent failure of the Corporation to pay dividends for the requisite number of periods as described above or the occurrence and continuance of a Bankruptcy Event.

              (ii) In addition to the voting rights provided in Section 6(b)(i) above, if any shares of the Cumulative Preferred Stock are outstanding on or after the tenth anniversary of the Original Issue Date, then the number of directors constituting the Board of Directors, without further action, shall be increased by two and the holders of the Series A Preferred Stock and the Series B Preferred Stock shall have the exclusive right, voting together as a class, separately from any other class, at any annual meeting of stockholders, or special meeting called as hereinafter provided, or by action taken by written consent pursuant to Section 228 of the GCL (or any successor provision) to elect two directors of the Corporation. Such voting rights shall terminate when no shares of Cumulative Preferred Stock are outstanding.

              (iii) At any time after such voting rights shall have vested in the holders of the Cumulative Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of record of the Cumulative Preferred Stock then outstanding shall, call a special meeting of holders of the Cumulative Preferred Stock for the election of the directors to be elected by such holders as hereinabove provided, such call to be made by notice similar to that provided in the by-laws of the Corporation for a special meeting of the stockholders or as required by law. Such meeting shall be held at the earliest practicable date, at the place specified in the by-laws of the Corporation for holding annual meetings of stockholders of the Corporation, or, if none is so specified, at such place as shall be specified in the notice of the meeting.

              (iv) At any meeting held for the purpose of electing directors at which the holders of the Cumulative Preferred Stock shall have the right to elect directors as provided in this Section 6(b), the presence, in person or by proxy, of the holders of at least a majority of the then outstanding shares of the Cumulative Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such shares.

              (v) During any period that the holders of the Series A Preferred Stock and the Series B Preferred Stock have the right to vote together as a class, separately from any other class, for directors as provided in this
Section 6(b), (I) the directors so elected by the holders of the Cumulative Preferred Stock shall continue in office until the earliest of the next succeeding annual meeting, the election and qualification of such directors' successors and the termination of the right of the holders of the Cumulative Preferred Stock to vote separately as a class for directors as provided in this Section 6(b), and (II) in the event of any vacancy occurring with respect to the directors so elected, the holders of the Cumulative Preferred Stock then outstanding may, at a special meeting called as provided in Section 6(b)(iii) above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Whenever the special voting power vested in the holders of the Cumulative Preferred Stock shall have been terminated, the term of office of the directors so elected by the holders of the Cumulative Preferred Stock shall terminate forthwith and the number of directors shall be such number provided pursuant to the by-laws of the Corporation irrespective of any increase made pursuant to the provisions of Section 6(b)(i) or 6(b)(ii) above.

         7. No Reissuance of Cumulative Preferred Stock. Shares of Cumulative Preferred Stock redeemed, purchased or otherwise acquired by the Corporation or deemed contributed to the capital of the Corporation shall be retired and restored to the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and shall not be reissued as shares of Cumulative Preferred Stock.

         8. Informational Requirements. For so long as any shares of the Cumulative Preferred Stock remain outstanding, the Corporation shall deliver to each record holder of the Cumulative Preferred Stock copies of all documents and reports specified in Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as being required of issuers subject to such reporting requirements (whether or not the Corporation would be required to file such reports with the Securities and Exchange Commission (the "SEC") in the absence of the requirements of this Section 8) within 15 days after it files (or would have been required to file) such information, documents or reports with the SEC.

         9. Action by Committee of Board of Directors. To the extent permitted by the rules and regulations of the GCL or any other applicable law, any action specified herein as being authorized or required to be taken by the Board of Directors may be taken by a duly authorized committee thereof.

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                                                                            23

                                  ARTICLE II
                                  Definitions

         As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "Bankruptcy Event" means the occurrence of any of the following events: the Corporation shall generally not pay its debts as such debts become due as determined by the Board of Directors, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Corporation seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Corporation shall take any corporate action to authorize any of the actions set forth above in this definition.

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                                                                            24

         "Business Day" means a day of the year on which banks are not required or authorized by law to close in Charlotte, North Carolina or New York, New York.

         "Contributed Amount" means, with respect to any redemption of any Series A Preferred Stock on any Series A Redemption Date, the difference between (x) the aggregate number of shares of Series B Preferred Stock outstanding after giving effect to such redemption (including any Series B Preferred Stock issued in payment of a portion of the Redemption Price with respect thereto) and (y) the product of (A) the aggregate number of shares of Series A Preferred Stock outstanding after giving effect to such redemption and (B) the Dividend Amount.

         "Cost of Funds Rate" means (x) until such time as the Payment Obligations have been Fully Satisfied, the daily weighted average cost of funds to DROF Holdings under the Credit Agreement, dated as of September 27, 1996, between DROF Holdings and First Gibraltar Holdings Inc. (as it may be amended from time to time in accordance with the terms thereof, the "DROF Credit Agreement"), excluding any additional interest that may be due and payable under the DROF Credit Agreement solely as a result of any default thereunder and (y) after the date on which the Payment Obligations have been Fully Satisfied (the "Repayment Date"), the Ninety Day LIBO Rate from time to time in effect plus 4 1/2%.

         "Dividend Amount" means, as of any Series A Redemption Date, the sum of (x) the aggregate number of shares of Series B Preferred Stock that accrued as dividends in respect of one share of Series A Preferred Stock in accordance with Section 2(b) (assuming that the Corporation had elected to pay such dividends in

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                                                                            25

shares of Series B Preferred Stock) during the period (the "Measurement Period") from the Original Issue Date to and including such Series A Redemption Date (such aggregate number of shares of Series B Preferred Stock, the "Initial B Shares") plus (y) the aggregate number of shares of Series B Preferred Stock that accrued as dividends in respect of the Initial B Shares outstanding during the Measurement Period.

         "Dividend Period" means the period from the Original Issue Date to the first Dividend Payment Date, and each quarterly period between consecutive Dividend Payment Dates.

         "DROF Holdings" means DROF Holdings Inc., a Delaware corporation.

         "First Gibraltar Credit Agreement" means the Credit Agreement, dated as of September 27, 1996, among First Gibraltar Holdings Inc., a Delaware corporation, First Gibraltar Guarantor Corp., a Delaware corporation, the banks, financial and other institutional lenders named therein (the "Lenders"), NationsBank, N.A., as administrative agent for the Lenders (in such capacity and, including any successor administrative agent under the First Gibraltar Credit Agreement, the "Administrative Agent"), NationsBanc Capital Markets, Inc., as syndication agent for the Lenders, and Citibank, N.A., as documentation agent for the Lenders, as it may be amended from time to time in accordance with the terms thereof.

         "Full Redemption Date" means the Redemption Date on which the Corporation, in accordance with Section 5 hereof, redeems shares of the Series A Preferred Stock having (together with any shares of Series A Preferred Stock

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                                                                            26

previously redeemed in accordance with such Section 5) an aggregate stated liquidation value of $150,000,000.

         "Fully Satisfied" shall have the meaning set forth in the First Gibraltar Credit Agreement.

         "Guaranty and Pledge" means the Non-Recourse Guaranty and Pledge Agreement, dated as of September 27, 1996, from DROF Holdings to the Administrative Agent, as it may be amended from time to time in accordance with the terms thereof.

         "Initial Ninety Day Period" means the initial ninety (90) day period commencing on the Repayment Date.

         "Ninety Day LIBO Rate" means, with respect to (x) the Initial Ninety Day Period and (y) each succeeding ninety (90) day period, the arithmetic mean of the respective rates per annum (rounded upwards if necessary to the nearest 1/16 of 1%) of the offered rate of dollar deposits which appear on the Reuters Screen LIBO Page as of 11:00 a.m. London time, two Business Days prior to the first day of such ninety (90) day period for a period comparable to such ninety (90) day period. The term "Reuters Screen LIBO Page" means the display screen designated "LIBO Page" on the Reuters Monitor Money Rates Services (or such other page as may replace such page on such service for the purpose of displaying comparable rates).

         "Payment Obligations" shall have the meaning set forth in the First Gibraltar Credit Agreement.

         "Pledgee" means the Administrative Agent so long as the pledge and security interest granted by DROF Holdings to the Administrative Agent under the

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                                                                            27

Guaranty and Pledge shall not have been terminated. All notices to be delivered to the Pledgee under this Certificate of Designation shall be sent to the Administrative Agent at its address set forth in the First Gibraltar Credit Agreement or such other address as may from time to time be provided to the Corporation by or on behalf of the Pledgee.

         "Redemption Date" means the Series A Redemption Date or the Series B Redemption Date, as the case may be.

         "Redemption Notice" means the Series A Redemption Notice or the Series B Redemption Notice, as the case may be.

         "Redemption Price" means the Series A Redemption Price or the Series B Redemption Price, as the case may be.

         "Relevant Date" means,

              (i) for purposes of Sections 2(b) and 2(c) and the last sentence of Section 5(a), January 1, 2000; and

              (ii) for purposes of the second sentence of Section 5(a) and Sections 5(c) and 5(g), December 31, 1999

; provided, however, that in the event California Federal Bank (f/k/a First Nationwide Bank), A Federal Savings Bank, or any of its Subsidiaries (as defined in the First Gibraltar Credit Agreement), shall at any time issue or sell any "REIT Preferred" capital stock, then from and after such date of issuance or sale, the date set forth in clause (i) above shall be changed to "January 1, 1999" and the date set forth in clause (ii) above shall be changed to "December 31, 1998."

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                                                                            28

         IN WITNESS WHEREOF, First Nationwide Holdings Inc. has caused this Amended Certificate of Designation to be signed in its name and on its behalf this 17th day of January, 1997 by its duly authorized officer.

                                       FIRST NATIONWIDE HOLDINGS INC.



                                       By:  /s/ Glenn P. Dickes
                                          ---------------------------
                                          Name:  Glenn P. Dickes
                                          Title: Vice President